Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	John M. McCaffery
Executive Vice President
Chief Financial Officer
(631) 537-1001, ext. 7290

BRIDGE BANCORP, INC. REPORTS SECOND QUARTER 2020 RESULTS

(Bridgehampton, NY – July 28, 2020) Bridge Bancorp, Inc. (NASDAQ: BDGE) (the “Company”), the parent company of BNB Bank (“BNB”), today announced second quarter results for 2020.

The Company's second quarter 2020 financial results included:

●	Net income for the 2020 second quarter of $10.7 million, or $0.54 per diluted share.
●	Adjusted pre-tax pre-provision net revenue was $20.9 million, an increase of $3.9 million over both the 2020 first quarter and 2019 second quarter.
●	Net interest income for the 2020 second quarter increased $4.9 million over the 2019 second quarter to $40.4 million, with a tax-equivalent net interest margin of 3.00%.
●	Total assets of $6.2 billion at June 30, 2020, 30% higher than June 30, 2019.
●	Loan growth of $1.2 billion, or 35%, compared to June 30, 2019, and $940.5 million, or 51% annualized, from December 31, 2019.
●	Loan and line of credit originations of $1.1 billion for the second quarter of 2020, inclusive of $950 million Paycheck Protection Program (“PPP”) loans.
●	Non-public, non-brokered deposit growth of $841.8 million, or 27%, compared to June 30, 2019, and $954.4 million, or 63% annualized, from December 31, 2019.
●	Non-performing assets of $7.7 million at June 30, 2020, $2.2 million higher than June 30, 2019 and $3.4 million higher than December 31, 2019. Allowance for credit losses coverage to total loans of 0.94% at June 30, 2020.
●	The provision of $4.5 million included approximately $3.5 million related to our estimate of the economic impact of the COVID-19 pandemic. Additionally, we recorded a $2.6 million charge related to our one loan held for sale.
●	All capital ratios remain strong. Declared a dividend of $0.24 during the quarter.

Reflecting on the second quarter results, Kevin O’Connor, President and CEO said, “The second quarter of 2020 was an unprecedented time for our country, our industry, our customers and our employees.  I am proud that our employees rallied to support our customers on several fronts. First, our branches remained open, while adopting measures to protect customers and employees alike. Second, in one capacity or another, the entire bank was involved with processing over 5,000 applications, resulting in almost $1 billion in Paycheck Protection Program loans for our existing customers and the one thousand new customers who came to us because of BNB’s reputation for superior customer service. This program also generated approximately $30 million in fees which will flow into income over the life of the loans. Another milestone event that occurred is our planned merger-of-equals with Dime Community.  We consider this a unique opportunity to capture incremental share in a market where we have low penetration by doing what BNB does best – acquiring and retaining business banking customers. This merger of complementary business models and geographies allows BNB and Dime Community to optimize best-in-class practices, consolidate vendor relationships to reduce expenses and expand our product offerings.”

Net Earnings and Returns

Net income in the 2020 second quarter was $10.7 million, or $0.54 per diluted share, which was comparable with the 2019 second quarter, driven primarily by higher net interest income, partially offset by lower non-interest income, higher provision for credit losses, and higher non-interest expense. Net income for the six months ended June 30, 2020 was $20.0 million, or $1.00 per diluted share, compared to $23.6 million, or $1.18 per diluted share, in 2019.

Returns on average assets and equity in the 2020 second quarter were 0.72% and 8.56%, respectively.  Return on average tangible common equity was 10.95% for the 2020 second quarter.

“Our reported net income of $0.54 per diluted share was impacted by a higher provision for credit losses primarily related to the COVID-19 pandemic, and a write-down of a loan previously classified as held for sale, which reduced earnings per share by approximately $0.13 and $0.10, respectively. These charges reduced returns on average assets, equity and tangible common equity by approximately 31 basis points, 371 basis points, and 474 basis points, respectively,” noted Mr. O’Connor.

Net Interest Income

Interest income was $45.9 million in the 2020 second quarter, an increase of $1.2 million compared to the 2020 first quarter, primarily due to loan portfolio growth from the PPP program, partially offset by lower average yields in loans, securities and deposits with banks. Interest expense was $5.4 million in the 2020 second quarter, a decrease of $2.5 million compared to the 2020 first quarter, primarily due to a decrease in average cost of deposits, partially offset by an increase in average deposits and average borrowings.

The tax-equivalent net interest margin in the 2020 second quarter showed a year-over-year decline of 30 basis points to 3.00% in 2020 from 3.30% in 2019. The adjusted net interest margin, excluding PPP loans, was down 24 basis points to 3.06% in 2020.  Reported 2020 second quarter loan yields showed a year-over-year decrease of 94 basis points from 4.76% in 2019 to 3.82% in 2020, while yields excluding PPP loans decreased 70 basis points to 4.06% in 2020 from 4.76% in 2019.

	Three Months Ended			Change Compared To
	June 30,	March 31,	June 30,	March 31,		June 30,
	2020	2020	2019	2020		2019
Average yield on loans, tax-equivalent basis - as reported	3.82%	4.35%	4.76%	(53)	bp	(94)	bp
Adjusted average yield on loans (non-GAAP)	4.06	4.35	4.76	(29)		(70)

Net interest margin - as reported (1)	2.99%	3.25%	3.29%	(26)	bp	(30)	bp
Net interest margin, tax-equivalent basis (2)	3.00	3.26	3.30	(26)		(30)
Adjusted net interest margin (non-GAAP) (3)	3.06	3.26	3.30	(20)		(24)

(1)	Net interest margin represents net interest income divided by average interest-earning assets.
(2)	Net interest margin, tax-equivalent basis represents net interest income on a tax-equivalent basis divided by average interest-earning assets.
(3)	Adjusted net interest margin represents adjusted net interest income on a tax-equivalent basis, excluding PPP loans, divided by adjusted average interest-earning assets, excluding PPP loans.

Commenting on the margin Mr. O’Connor said, “The PPP loans and excess liquidity have had a negative impact on our net interest margin. The all-in yield on PPP loans, including amortization of fees and costs, was about 2.55% in Q2.  When the pandemic began, we thought it prudent to bolster our liquidity position.  However, the decline in economic activity during the shut-down resulted in more of our customers keeping more money in the bank. The subsequent excess liquidity had the effect of depressing the margin by approximately 20 basis points,” stated Mr. O’Connor.

Provision for Credit Losses

The provision for credit loss expense was $4.5 million for the 2020 second quarter, $1.0 million higher than the 2019 second quarter. The higher provision was primarily attributable to higher expected credit losses related to our estimate of the economic impact of the COVID-19 pandemic and an increase in specific reserves. The Company recognized net charge-offs of $0.3 million in the 2020 second quarter, compared to net charge-offs of $4.1 million in the 2019 second quarter, which included a $3.7 million charge-off related to one loan currently held for sale.

Non-Interest Income

Non-interest income was $2.3 million for the 2020 second quarter, which was $3.2 million lower compared to the 2019 second quarter, primarily attributable to a decrease in fair value of one loan held for sale, lower service charges and other fees, and lower gain on sale of SBA loans, partially offset by an increase in loan swap fees.

Non-Interest Expense

Non-interest expense for the 2020 second quarter of $24.4 million was $0.4 million higher than the 2019 second quarter. The increase in the second quarter was primarily due to higher salaries and benefits expense. Our operating expenses to average assets dropped by 35 basis points compared to the first quarter.

Income Tax Expense

Income tax expense was $3.1 million in the 2020 second quarter, an increase of $0.3 million compared to the 2019 second quarter. The Company estimates it will record income tax at an effective tax rate of approximately 22.7% for the remainder of 2020.

Balance Sheet

Total assets were $6.2 billion at June 30, 2020, $1.2 billion higher than December 31, 2019, and $1.4 billion higher than June 30, 2019. Total loans held for investment at June 30, 2020 of $4.6 billion reflects growth of $1.2 billion, or 35%, over June 30, 2019, inclusive of PPP loans totaling $950 million. Net deferred loan fees were $17.3 million at June 30, 2020, inclusive of $26.0 million remaining unamortized net loan fees related to PPP loans. Deposits totaled $5.1 billion at June 30, 2020, an increase of $1.2 billion, or 32%, compared to June 30, 2019. Demand deposits increased $778.5 million year-over-year to $2.2 billion at June 30, 2020, representing 43% of total deposits.

The allowance for credit losses was $43.4 million at June 30, 2020, $12.2 million higher than June 30, 2019. The allowance as a percentage of loans was 0.94% at June 30, 2020, compared to 0.91% at June 30, 2019. The PPP loans had the effect of decreasing the Company’s allowance as a percentage of loans by approximately 22 basis points at June 30, 2020.

Stockholders’ equity was $502.6 million at June 30, 2020, $27.4 million higher than June 30, 2019. The growth reflects earnings, partially offset by shareholders’ dividends and stock repurchases. During the 2020 first quarter, the Company purchased 179,620 shares of its common stock under the repurchase plan at a cost of $4.6 million. Book value per share was $25.47 at June 30, 2020, $1.51 higher than June 30, 2019. Tangible book value per share was $19.93 at June 30, 2020, $1.52 higher than June 30, 2019.

				Change Compared To
	June 30,	December 31,	June 30,	December 31,	June 30,
(Dollars in thousands)	2020	2019	2019	2019	2019
Total assets	$6,150,664	$4,921,520	$4,714,535	$1,229,144	$1,436,129
Total stockholders' equity	502,621	497,154	475,205	5,467	27,416

Loans held for investment
Investor commercial real estate ("CRE")	$1,064,623	$1,034,599	$910,892	$30,024	$153,731
Owner-occupied CRE	528,118	531,088	525,329	(2,970)	2,789
Construction and land	81,516	97,311	150,868	(15,795)	(69,352)
Commercial and industrial	675,989	679,444	675,168	(3,455)	821
Paycheck Protection Program ("PPP")	949,662	-	-	949,662	949,662
Total commercial	3,299,908	2,342,442	2,262,257	957,466	1,037,651

Multi-family	844,066	812,174	631,146	31,892	212,920
Residential real estate	469,183	493,144	503,354	(23,961)	(34,171)
Installment and consumer	24,953	24,836	25,825	117	(872)
Net deferred loan costs and fees	(17,282)	7,689	7,441	(24,971)	(24,723)
Total loans held for investment	$4,620,828	$3,680,285	$3,430,023	$940,543	$1,190,805

Deposits
Total IPC deposits	$3,996,590	$3,042,171	$3,154,801	$954,419	$841,789
Brokered deposits	194,019	164,034	127,196	29,985	66,823
Public deposits	889,810	608,442	554,579	281,368	335,231
Total public and brokered deposits	1,083,829	772,476	681,775	311,353	402,054
Total deposits	$5,080,419	$3,814,647	$3,836,576	$1,265,772	$1,243,843

Loan-to-deposit ratio	90.95%	96.48%	89.40%	(5.52)%	1.55%

Loan and Line of Credit Origination Information (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2020	2019
Investor CRE	$46,060	$41,738	$60,855	$87,798	$74,830
Owner-occupied CRE	23,287	33,720	29,468	57,007	84,691
Commercial and industrial	65,620	75,796	76,405	141,416	196,546
PPP	949,729	—	—	949,729	—
Multi-family	48,330	38,915	22,429	87,245	73,794
Residential real estate	3,654	8,969	9,366	12,623	17,525
Other	9,198	21,011	19,390	30,209	51,317
Total loan and line of credit originations	$1,145,878	$220,149	$217,913	$1,366,027	$498,703

Asset Quality

Asset quality measures remained solid, as non-performing assets were $7.7 million, or 0.13% of total assets, at June 30, 2020, compared to $5.5 million, or 0.12% of total assets, at June 30, 2019. Non-performing loans were $7.7 million, or 0.17% of total loans at June 30, 2020, compared to $5.5 million, or 0.16% of total loans at June 30, 2019. The quarter-over-quarter increase in non-performing assets is primarily related to one C&I relationship which was previously restructured and subsequently moved into non-accrual in the current quarter. Loans 30 to 89 days past due increased $1.7 million to $5.1 million at June 30, 2020, compared to $3.4 million at June 30, 2019. The increase in 30 to 89 days past due loans compared to prior year is primarily comprised of several residential loans.

Regarding asset quality and the current environment, Mr. O’Connor stated, “As the crisis unfolded our customers applied for forbearance on certain loans.  We granted payment moratoriums on approximately 500 loans totaling $630 million.  At this time, approximately $400 million of these loans have reached the end of their three-month deferral period.  Of those loans, 54% have returned to making their agreed-on payments, 36% have requested an extension, and 10% are pending. Extensions are being granted on a case-by-case basis.”

Conference Call

The Company will host a conference call on Wednesday, July 29, 2020 at 10:00 AM (ET) to discuss the 2020 second quarter results.

Investors who would like to join the conference call are encouraged to pre-register using the following link: http://dpregister.com/10145180. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. Telephonic replay will be available through the Company’s website beginning approximately one hour after the conclusion of the call through Wednesday, August 12, 2020.

Call and replay information are as follows:

Call Date: Wednesday, July 29, 2020
Call Time: 10:00 AM (ET)
Domestic Call Dial In:  1-844-746-0738
International Call Dial In:  1-412-317-5271

Replay Domestic Dial In:  1-877-344-7529
Replay International Dial In:  1-412-317-0088
Access Code: 10145180

About Bridge Bancorp, Inc.

Bridge Bancorp, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, BNB Bank. Established in 1910, BNB, with assets of approximately $6.2 billion, operates 39 branch locations serving Long Island and the greater New York metropolitan area. Through its branch network and its electronic delivery channels, BNB provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through BNB's wholly-owned subsidiary, Bridge Abstract. Bridge Financial Services, Inc., a wholly-owned subsidiary of BNB, offers financial planning and investment consultation.  For more information visit www.bnbbank.com.

BNB also has a rich tradition of involvement in the community, supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

Please see the attached tables for selected financial information.

Forward Looking Statements

This release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, involve risk and uncertainties, and are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intends,” “may,” “outlook,” “predicts,” “projects,” “would,” “estimates,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, tax rates, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the  consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the title abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies.  The Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic  conditions; legislative and regulatory changes, including increases in FDIC insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of BNB’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; an unexpected increase in operating costs; expanded regulatory requirements; expenses related to our proposed merger with Dime Community Bancshares, Inc., unexpected delays related to the merger, or our inability to obtain regulatory approvals or satisfy other closing conditions required to complete the merger; and other risk factors discussed elsewhere, and in our reports filed with the Securities and Exchange Commission. In addition, the COVID-19 pandemic is having an adverse impact on the Company, its customers and the communities it serves. The adverse effect of the COVID-19 pandemic on the Company, its customers and the communities where it operates may adversely affect the Company’s business, results of operations and financial condition for an indefinite period of time. The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Condition (unaudited)

(In thousands)

	June 30,	December 31,	June 30,
	2020	2019	2019
Assets
Cash and due from banks	$67,633	$77,693	$71,292
Interest-earning deposits with banks	422,148	39,501	87,349
Total cash and cash equivalents	489,781	117,194	158,641
Securities available for sale, at fair value	537,746	638,291	642,897
Securities held to maturity	111,307	133,638	144,716
Total securities	649,053	771,929	787,613
Securities, restricted	28,987	32,879	24,104
Loans held for sale	10,000	12,643	12,643
Loans held for investment	4,620,828	3,680,285	3,430,023
Allowance for credit losses	(43,401)	(32,786)	(31,171)
Loans held for investment, net	4,577,427	3,647,499	3,398,852
Premises and equipment, net	34,495	34,062	34,006
Operating lease right-of-use assets	40,434	43,450	37,619
Goodwill and other intangible assets	109,248	109,627	109,975
Accrued interest receivable and other assets	211,239	152,237	151,082
Total assets	$6,150,664	$4,921,520	$4,714,535

Liabilities and stockholders' equity
Demand deposits	$2,101,950	$1,386,037	$1,322,625
Savings and negotiable order of withdrawal ("NOW") deposits	495,421	438,902	613,431
Money market deposit accounts ("MMDA")	1,202,125	1,012,322	1,002,768
Certificates of deposit of less than $100,000	54,643	58,640	60,658
Certificates of deposit of $100,000 or more	142,451	146,270	155,319
Total individual, partnership and corporate ("IPC") deposits	3,996,590	3,042,171	3,154,801
Brokered deposits	194,019	164,034	127,196
Public funds - demand deposits	62,244	132,921	63,084
Public funds - other deposits	827,566	475,521	491,495
Total public and brokered deposits	1,083,829	772,476	681,775
Total deposits	5,080,419	3,814,647	3,836,576
Federal funds purchased and repurchase agreements	1,670	999	945
Federal Home Loan Bank ("FHLB") advances	340,000	435,000	240,000
Subordinated debentures, net	78,990	78,920	78,850
Operating lease liabilities	43,131	45,977	40,263
Other liabilities and accrued expenses	103,833	48,823	42,696
Total liabilities	5,648,043	4,424,366	4,239,330
Total stockholders' equity	502,621	497,154	475,205
Total liabilities and stockholders' equity	$6,150,664	$4,921,520	$4,714,535

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (unaudited)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Interest income	$45,850	$44,602	$46,352	$90,452	$90,867
Interest expense	5,418	7,952	10,835	13,370	21,027
Net interest income	40,432	36,650	35,517	77,082	69,840
Provision for credit losses	4,500	5,000	3,500	9,500	4,100
Net interest income after provision for credit losses	35,932	31,650	32,017	67,582	65,740

Non-interest income:
Service charges and other fees	1,889	2,500	2,556	4,389	4,984
Title fees	385	329	335	714	641
Net securities (losses) gains	—	(15)	201	(15)	201
Change in fair value of loans held for sale	(2,643)	—	—	(2,643)	—
Gain on sale of SBA loans	469	371	844	840	1,061
Bank owned life insurance	547	548	556	1,095	1,109
Loan swap fees	1,320	1,231	528	2,551	1,643
Other	285	253	479	538	1,078
Total non-interest income	2,252	5,217	5,499	7,469	10,717

Non-interest expense:
Salaries and employee benefits	13,919	15,549	13,659	29,468	26,939
Occupancy and equipment	3,520	3,499	3,560	7,019	7,091
Amortization of other intangible assets	177	181	210	358	423
Other	6,783	5,614	6,575	12,397	12,150
Total non-interest expense	24,399	24,843	24,004	49,242	46,603

Income before income taxes	13,785	12,024	13,512	25,809	29,854
Income tax expense	3,129	2,676	2,859	5,805	6,274
Net income	$10,656	$9,348	$10,653	$20,004	$23,580

Earnings Per Share (unaudited)
(In thousands, except per share data)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Net income	$10,656	$9,348	$10,653	$20,004	$23,580
Dividends paid on and earnings allocated to participating securities	(218)	(195)	(226)	(413)	(503)
Income attributable to common stock	$10,438	$9,153	$10,427	$19,591	$23,077

Weighted average common shares outstanding, including participating securities	19,861	19,946	19,965	19,904	19,946
Weighted average participating securities	(409)	(414)	(428)	(411)	(427)
Weighted average common shares outstanding	19,452	19,532	19,537	19,493	19,519
Basic earnings per common share	$0.54	$0.47	$0.53	$1.01	$1.18

Weighted average common shares outstanding	19,452	19,532	19,537	19,493	19,519
Incremental shares from assumed conversions of options and restricted stock units	36	34	28	34	26
Weighted average common and equivalent shares outstanding	19,488	19,566	19,565	19,527	19,545
Diluted earnings per common share	$0.54	$0.47	$0.53	$1.00	$1.18

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Consolidated Financial Highlights (unaudited)

(In thousands, except per share amounts and financial ratios)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Selected Financial Data:
Return on average total assets	0.72%	0.76%	0.90%	0.74%	1.01%
Return on average stockholders' equity	8.56	7.50	9.06	8.03	10.22
Return on average tangible common equity (1) (2)	10.95	9.59	11.82	10.27	13.38
Adjusted return on average tangible common equity (1) (2)	11.10	9.74	12.01	10.42	13.57
Net interest rate spread, tax-equivalent basis	2.72	2.86	2.76	2.78	2.76
Net interest margin, tax-equivalent basis	3.00	3.26	3.30	3.12	3.29
Adjusted net interest margin (1)	3.06	3.26	3.30	3.16	3.29
Average interest-earning assets to average interest-bearing liabilities	169.70	156.79	153.61	163.58	153.48
Efficiency ratio	57.16	59.34	58.52	58.24	57.85
Adjusted efficiency ratio (1)	53.32	58.74	58.03	55.92	57.24
Operating expense/average assets	1.66	2.01	2.03	1.82	2.00
Adjusted operating expense/average assets (1)	1.65	1.99	2.01	1.80	1.98

(1)	See reconciliation of this non-GAAP financial measure provided elsewhere herein.
(2)	Average tangible common equity represents a non-GAAP financial measure calculated as average total stockholders' equity less average goodwill and intangible assets.

	June 30,	December 31,	June 30,
	2020	2019	2019
Selected Financial Data:
Book value per share	$25.47	$25.06	$23.96
Tangible book value per share (1)	$19.93	$19.54	$18.41
Common shares outstanding	19,734	19,837	19,834

Capital Ratios:
Total capital to risk-weighted assets	13.2%	13.1%	13.3%
Tier 1 capital to risk-weighted assets	10.2	10.2	10.3
Common equity Tier 1 capital to risk-weighted assets	10.2	10.2	10.3
Tier 1 capital to average assets	7.0	8.5	8.1
Tangible common equity to tangible assets (1) (2)	6.5	8.1	7.9

Capital Ratios - Bank Only:
Total capital to risk-weighted assets	13.1%	13.0%	13.2%
Tier 1 capital to risk-weighted assets	12.1	12.1	12.4
Common equity Tier 1 capital to risk-weighted assets	12.1	12.1	12.4
Tier 1 capital to average assets	8.4	10.1	9.7

Asset Quality:
Loans 30-89 days past due	$5,080	$6,366	$3,382
Loans 90 days past due and accruing	$—	$343	$329
Non-performing loans	$7,731	$4,369	$5,509
Non-performing assets	$7,731	$4,369	$5,509
Non-performing loans/total loans	0.17%	0.12%	0.16%
Non-performing assets/total assets	0.13	0.09	0.12
Allowance/non-performing loans	561.39	750.42	565.82
Allowance/total loans	0.94	0.89	0.91

(1)	Tangible common equity represents a non-GAAP financial measure calculated as total stockholders' equity less goodwill and intangible assets.
(2)	Tangible assets represent a non-GAAP financial measure calculated as total assets less goodwill and intangible assets.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets and Average Rate Data (unaudited)

(Dollars in thousands)

	Three Months Ended June 30,			Three Months Ended March 31,			Three Months Ended June 30,
	2020			2020			2019
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Interest-earning assets:
Loans, net (including loan fee income) (1)	$4,429,423	$42,044	3.82%	$3,677,017	$39,810	4.35%	$3,373,601	$40,000	4.76%
Securities (1)	647,218	3,796	2.36	763,894	4,628	2.44	860,031	5,940	2.77
Deposits with banks	365,770	112	0.12	91,884	267	1.17	102,515	599	2.34
Total interest-earning assets (1)	5,442,411	45,952	3.40	4,532,795	44,705	3.97	4,336,147	46,539	4.30
Non-interest-earning assets:
Other assets	471,232			446,258			401,720
Total assets	$5,913,643			$4,979,053			$4,737,867

Interest-bearing liabilities:
Savings	$317,346	$95	0.12%	$303,834	$188	0.25%	$443,830	$1,231	1.11%
NOW	131,650	26	0.08	131,931	46	0.14	124,329	48	0.15
MMDA	1,151,830	1,135	0.40	1,049,707	2,409	0.92	1,012,419	3,840	1.52
Savings, NOW and MMDA	1,600,826	1,256	0.32	1,485,472	2,643	0.72	1,580,578	5,119	1.30
Certificates of deposit of less than $100,000	56,603	214	1.52	58,583	266	1.83	60,940	285	1.88
Certificates of deposit of $100,000 or more	147,706	575	1.57	145,242	714	1.98	152,809	806	2.12
Total IPC deposits	1,805,135	2,045	0.46	1,689,297	3,623	0.86	1,794,327	6,210	1.39
Brokered deposits	210,393	454	0.87	166,523	692	1.67	134,720	771	2.30
Public funds	769,815	1,060	0.55	673,232	1,391	0.83	546,432	1,383	1.02
Total public and brokered deposits	980,208	1,514	0.62	839,755	2,083	1.00	681,152	2,154	1.27
Total deposits	2,785,343	3,559	0.51	2,529,052	5,706	0.91	2,475,479	8,364	1.36
Federal funds purchased and repurchase agreements	1,659	1	0.24	29,575	78	1.06	25,246	158	2.51
FHLB advances	341,099	723	0.85	253,374	1,033	1.64	243,322	1,178	1.94
Subordinated debentures	78,968	1,135	5.78	78,932	1,135	5.78	78,827	1,135	5.78
Total borrowings	421,726	1,859	1.77	361,881	2,246	2.50	347,395	2,471	2.85
Total interest-bearing liabilities	3,207,069	5,418	0.68	2,890,933	7,952	1.11	2,822,874	10,835	1.54
Non-interest-bearing liabilities:
Demand deposits	2,061,371			1,473,962			1,365,279
Other liabilities	144,541			112,582			78,278
Total liabilities	5,412,981			4,477,477			4,266,431
Stockholders' equity	500,662			501,576			471,436
Total liabilities and stockholders' equity	$5,913,643			$4,979,053			$4,737,867

Net interest rate spread			2.72%			2.86%			2.76%
Net interest-earning assets	$2,235,342			$1,641,862			$1,513,273
Net interest margin - tax-equivalent		40,534	3.00%		36,753	3.26%		35,704	3.30%
Less: Tax-equivalent adjustment		(102)	(0.01)		(103)	(0.01)		(187)	(0.01)
Net interest income		$40,432			$36,650			$35,517
Net interest margin			2.99%			3.25%			3.29%

(1) Presented on a tax-equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets and Average Rate Data (unaudited)

(Dollars in thousands)

	Six Months Ended June 30,
	2020			2019
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Interest-earning assets:
Loans, net (including loan fee income) (1)	$4,053,220	$81,854	4.06%	$3,324,985	$77,659	4.71%
Securities (1)	705,555	8,424	2.40	872,861	12,382	2.86
Deposits with banks	228,827	379	0.33	97,128	1,143	2.37
Total interest-earning assets (1)	4,987,602	90,657	3.66	4,294,974	91,184	4.28
Non-interest-earning assets:
Other assets	458,746			397,027
Total assets	$5,446,348			$4,692,001

Interest-bearing liabilities:
Savings	$310,590	$283	0.18%	$421,290	$2,136	1.02%
NOW	131,791	72	0.11	115,213	89	0.16
MMDA	1,100,768	3,544	0.65	998,259	7,426	1.50
Savings, NOW and MMDA	1,543,149	3,899	0.51	1,534,762	9,651	1.27
Certificates of deposit of less than $100,000	57,593	480	1.68	61,128	546	1.80
Certificates of deposit of $100,000 or more	146,474	1,289	1.77	151,463	1,538	2.05
Total IPC deposits	1,747,216	5,668	0.65	1,747,353	11,735	1.35
Brokered deposits	188,458	1,146	1.22	171,858	1,981	2.32
Public funds	721,523	2,451	0.68	540,533	2,562	0.96
Total public and brokered deposits	909,981	3,597	0.79	712,391	4,543	1.29
Total deposits	2,657,197	9,265	0.70	2,459,744	16,278	1.33
Federal funds purchased and repurchase agreements	15,617	79	1.02	16,517	203	2.48
FHLB advances	297,236	1,756	1.19	243,306	2,276	1.89
Subordinated debentures	78,950	2,270	5.78	78,810	2,270	5.81
Total borrowings	391,803	4,105	2.11	338,633	4,749	2.83
Total interest-bearing liabilities	3,049,000	13,370	0.88	2,798,377	21,027	1.52
Non-interest-bearing liabilities:
Demand deposits	1,767,666			1,349,476
Other liabilities	128,563			78,677
Total liabilities	4,945,229			4,226,530
Stockholders' equity	501,119			465,471
Total liabilities and stockholders' equity	$5,446,348			$4,692,001

Net interest rate spread			2.78%			2.76%
Net interest-earning assets	$1,938,602			$1,496,597
Net interest margin - tax-equivalent		77,287	3.12%		70,157	3.29%
Less: Tax-equivalent adjustment		(205)	(0.01)		(317)	(0.01)
Net interest income		$77,082			$69,840
Net interest margin			3.11%			3.28%

(1) Presented on a tax-equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

Reconciliation of as reported (GAAP) and non-GAAP financial measures

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following table presents a reconciliation of net interest income, non-interest income and non-interest expense to pre-tax pre-provision net revenue (non-GAAP) and adjusted pre-tax pre-provision net revenue (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2020	2019
Net interest income	$40,432	$36,650	$35,517	$77,082	$69,840
Non-interest income	2,252	5,217	5,499	7,469	10,717
Total revenues	42,684	41,867	41,016	84,551	80,557
Non-interest expense	24,399	24,843	24,004	49,242	46,603
Pre-tax pre-provision net revenue (non-GAAP) (1)	$18,285	$17,024	$17,012	$35,309	$33,954
Adjustment:
Change in fair value of loans held for sale	2,643	—	—	2,643	—
Adjusted pre-tax pre-provision net revenue (non-GAAP) (2)	$20,928	$17,024	$17,012	$37,952	$33,954

(1)	The reported pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding GAAP net interest income and GAAP non-interest income less GAAP non-interest expense.
(2)	Adjusted pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding pre-tax pre-provision net revenue less the change in fair value of loans held for sale.

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2020	2020	2019	2020	2019
Efficiency ratio - as reported (non-GAAP) (1)	57.16%	59.34%	58.52%	58.24%	57.85%
Non-interest expense - as reported	$24,399	$24,843	$24,004	$49,242	$46,603
Less: Amortization of intangible assets	(177)	(181)	(210)	(358)	(423)
Adjusted non-interest expense (non-GAAP)	$24,222	$24,662	$23,794	$48,884	$46,180
Net interest income - as reported	$40,432	$36,650	$35,517	$77,082	$69,840
Tax-equivalent adjustment	102	103	187	205	317
Net interest income, tax-equivalent basis	$40,534	$36,753	$35,704	$77,287	$70,157
Non-interest income - as reported	$2,252	$5,217	$5,499	$7,469	$10,717
Less: Net securities losses/(gains)	—	15	(201)	15	(201)
Less: Change in fair value of loans held for sale	2,643	—	—	2,643	—
Adjusted non-interest income (non-GAAP)	$4,895	$5,232	$5,298	$10,127	$10,516
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$45,429	$41,985	$41,002	$87,414	$80,673
Adjusted efficiency ratio (non-GAAP) (2)	53.32%	58.74%	58.03%	55.92%	57.24%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of net interest income on a tax-equivalent basis and adjusted non-interest income.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table reconciles net interest margin (as reported) to adjusted net interest margin on a tax-equivalent basis, excluding net interest income and average adjustments on paycheck protection program loans (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2020	2019
Net interest income - as reported	$40,432	$36,650	$35,517	$77,082	$69,840
Tax-equivalent adjustment	102	103	187	205	317
Net interest income, tax-equivalent basis	$40,534	$36,753	$35,704	$77,287	$70,157
Adjustment:
Less: Net interest income on PPP loans	(4,614)	—	—	(4,614)	—
Adjusted net interest income, tax-equivalent basis (non-GAAP)	$35,920	$36,753	$35,704	$72,673	$70,157

Average interest-earning assets - as reported	$5,442,411	$4,532,795	$4,336,147	$4,987,602	$4,294,974
Adjustment:
Average PPP loans	(721,637)	—	—	(360,818)	—
Adjusted average interest-earning assets (non-GAAP)	$4,720,774	$4,532,795	$4,336,147	$4,626,784	$4,294,974

Average yield on loans, tax-equivalent basis - as reported	3.82%	4.35%	4.76%	4.06%	4.71%
Adjustment:
PPP loans	0.24	—	—	0.15	—
Adjusted average yield on loans (non-GAAP)	4.06	4.35	4.76	4.21	4.71

Net interest margin - as reported (1)	2.99%	3.25%	3.29%	3.11%	3.28%
Tax-equivalent adjustment	0.01	0.01	0.01	0.01	0.01
Net interest margin, tax-equivalent basis (2)	3.00	3.26	3.30	3.12	3.29
Adjustment:
PPP loans	0.06	—	—	0.04	—
Adjusted net interest margin (non-GAAP) (3)	3.06	3.26	3.30	3.16	3.29

(1)	Net interest margin represents net interest income divided by average interest-earning assets.
(2)	Net interest margin, tax-equivalent basis represents net interest income on a tax-equivalent basis divided by average interest-earning assets.
(3)	Adjusted net interest margin represents adjusted net interest income on a tax-equivalent basis divided by adjusted average interest-earning assets.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents a reconciliation of return on average tangible common equity (as reported) and adjusted return on average tangible common equity (non-GAAP).

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Return on average tangible common equity - as reported	10.95%	9.59%	11.82%	10.27%	13.38%
Amortization of other intangible assets	0.18	0.19	0.23	0.18	0.24
Income tax effect of adjustments above	(0.03)	(0.04)	(0.04)	(0.03)	(0.05)
Adjusted return on average tangible common equity (non-GAAP)	11.10	9.74	12.01	10.42	13.57

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Operating expense as a % of average assets - as reported	1.66%	2.01%	2.03%	1.82%	2.00%
Amortization of other intangible assets	(0.01)	(0.02)	(0.02)	(0.02)	(0.02)
Adjusted operating expense as a % of average assets (non-GAAP)	1.65	1.99	2.01	1.80	1.98

The following table presents the tangible common equity to tangible assets calculation (non-GAAP):

	June 30,	December 31,	June 30,
(Dollars in thousands)	2020	2019	2019
Total assets - as reported	$6,150,664	$4,921,520	$4,714,535
Less: Goodwill and other intangible assets - as reported	(109,248)	(109,627)	(109,975)
Tangible assets (non-GAAP)	$6,041,416	$4,811,893	$4,604,560

Total stockholders' equity - as reported	$502,621	$497,154	$475,205
Less: Goodwill and other intangible assets - as reported	(109,248)	(109,627)	(109,975)
Tangible common equity (non-GAAP)	$393,373	$387,527	$365,230

Tangible common equity to tangible assets (non-GAAP) (1)	6.5%	8.1%	7.9%

(1)	Calculated by dividing tangible common equity by tangible assets.